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                                                                   Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Park-Ohio Industries, Inc., for the registration of its common stock or senior subordinated notes due 2007 of our report dated February 16, 1998 with respect to the consolidated financial statements of Park-Ohio Industries, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1997.

                                                                  Shares/Dollars
Registration Statement           Description                        Registered
--------------------------------------------------------------------------------
Form S-3 (33-86054)       Convertible Senior Subordinated Debt        363,094

Form S-8 (33-64420)       1992 Stock Option Plan                      350,000

Form S-8 (33-01047)       Individual Account Retirement Plan        1,500,000

Form S-8 (333-28407)      Amended and Restated 1992 Stock             750,000
                          Option Plan and 1996 Non-Employee
                          Director Stock Option Plan

Form S-4 (333-43005)      Senior Subordinated Notes due 2007     $150,000,000





                                           /s/Ernst & Young LLP




Cleveland, Ohio
March 27, 1998